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                                    [LOGO]

Note: A conference call will be held Wednesday, February 9, 2000 at 10:00 a.m. EST for discussion of fourth quarter and annual results. If you are interested in participating in the conference call, please call 1-800-464-9034 immediately prior to the scheduled time. The conference ID is: 480344

Contact:  D. Ross Davison
          Chief Financial Officer and Treasurer
          (205) 981-2823


                   PJ AMERICA REPORTS EARNINGS AND REVENUES
                     FOR FOURTH QUARTER AND FULL YEAR 1999


Highlights:

 .  Comparable Restaurant Sales Increase of 2.3% for 1999, flat for 4/th/ Quarter
   1999
 .  4/th/ Quarter Earnings per share of $.28 vs $.23 in 1998 (22% increase), before impairment charges
 .  Restaurant openings of 35 for 1999, 7 for 4/th/ Quarter 1999


Birmingham, Alabama, February 8, 2000


     PJ America, Inc. (NASDAQ: PJAM), the largest franchisee of Papa John's International, Inc. announced revenues of $25.2 million and income of $1.61 million before impairment charges for the fourth quarter ended December 26, 1999. These results represent increases of 26% and 20%, respectively, over revenues of $20.1 million and net income of $1.34 million for the same period in 1998. For 1999, the Company reported sales of $95.5 million and income of $6.1 million, before impairment charges and the cumulative effect of change in accounting principle. The annual results represent increases of 39% and 20%, respectively, over revenues of $68.6 million and income of $5.1 million in 1998.

     Earnings per share (diluted) for the quarter increased 22% to 28 cents before impairment charges compared to 23 cents for the fourth quarter of 1998. Earnings per share for the year increased 20% to $1.03 before impairment charges, compared to 86 cents for 1998. Including the non-recurring asset impairment charges, the Company reported net income of $1.15 million, or $.20 per share for the fourth quarter, and $5.65 million, or $.95 per share for the year, before the cumulative effect of change in accounting principle.

     Comparable restaurant sales increased .1% for the quarter and 2.3% for the year. During 1999, the Company opened 35 restaurants (including seven openings in the fourth quarter), sold two restaurants, and ended the year with 152 restaurants, a 28% increase from the end of 1998.

     The Company also announced that it had a non-recurring charge against fourth quarter 1999 earnings of $690,000 ($455,000 net of tax, or 8 cents per share) to cover the costs required to change its slogan and asset impairment costs related to two restaurants. The Company also previously reported that it may incur costs of up to $1 million in fiscal 2000 for the deployment and implementation of a new slogan, resulting from the Pizza Hut litigation against Papa John's International, Inc. These charges will be expensed as incurred, however the timing and magnitude of the costs will depend on the outcome of the outstanding litigation, which is currently under appeal.

     The Company's President and C.E.O., Doug Stephens, said, "1999 was a crucial year for PJ America as we began our foundation in three new markets - California, Oregon and Puerto Rico. As we begin 2000, our focus will be on building the brand and growing market share, especially in our new markets, where the Papa John's brand is not as well established. We have not achieved the level of sales in our new markets that we had anticipated, and we are implementing a new plan, which will include additional discounting and advertising to increase trial. This marketing strategy, along with increased labor and staffing, will in the short term adversely affect margins.

     Our comparable store sales for the January period were .3% positive, which was less than internal expectations. However, we are just beginning our first quarter promotion, which we anticipate will increase our sales momentum. Based on this information and our increased marketing plan, we project first quarter earnings per share of 23-27 cents."

     This information contains forward-looking statements within the meaning of
Section 27A of The Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect management's expectations based upon currently available information and data; however, actual results are subject to future events and uncertainties, which could cause actual results to materially differ from those projected in these statements. Factors that can cause actual results to materially differ include: additional unforeseen costs, expenses which may be incurred
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with respect to the change of the Papa John's slogan as a result of Papa John's
International, Inc.'s litigation with Pizza Hut, Inc.; increased advertising, promotions and discounting by competitors which may adversely affect sales; the ability of the Company to open new restaurants and operate new and existing restaurants profitably; increases in food, labor, employee benefits and similar costs; economic and political conditions in the territories in which the Company operates; and new product and concept development by food industry competitors. Further information regarding factors that could affect the Company's financial and other results is included in the Company's forms 10-Q and 10-K, filed with the Securities and Exchange Commission.
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                               PJ America, Inc.

                                        Three Months Ended          Year Ended
                                       --------------------    --------------------
                                       Dec. 26,    Dec. 27,    Dec. 26,    Dec. 27,
                                       1999(1)       1998      1999(1)       1998
                                       --------    --------    --------    --------
Restaurant sales                       $25,207     $20,080     $95,489     $68,586
                                       =======     =======     =======     =======

Net income before cumulative effect
 of change in accounting principle     $ 1,150     $ 1,339     $ 5,648     $ 5,067

Cumulative effect of change in
 accounting principle, net of taxes         -           -         (181)         -
                                       -------     -------     -------     -------
Net income                             $ 1,150     $ 1,339     $ 5,467     $ 5,067
                                       =======     =======     =======     =======
Diluted earnings per share before
 cumulative effect of change in
 accounting principle                  $  0.20     $  0.23     $  0.95     $  0.86

Cumulative effect of change in
 accounting principle, net of taxes         -           -        (0.03)         -
                                       -------     -------     -------     -------
Diluted earnings per share             $  0.20     $  0.23     $  0.92     $  0.86
                                       =======     =======     =======     =======
Weighted average shares - diluted        5,765       5,910       5,942       5,919
                                       =======     =======     =======     =======

(1) Net income for the fourth quarter of 1999 and the year includes an asset impairment charge of $690 thousand pretax, which is equivalent to $455 thousand net of tax (8 cents per share).

(All data above in thousands except per share amounts)

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                               PJ AMERICA, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME


                                                                     Three Months Ended                 Year Ended
                                                                   -----------------------        -----------------------
                                                                   Dec. 26,       Dec. 27,        Dec. 26,       Dec. 27,
                                                                   1999(1)         1998           1999(1)         1998
                                                                   --------       --------        --------       --------
(In thousands, except per share amounts)

Restaurant sales                                                   $25,207        $20,080         $95,489        $68,586

Cost and expenses:
     Cost of sales                                                   7,586          6,670          29,285         22,153
     Salaries and benefits                                           6,995          5,364          26,649         18,272
     Other operating expenses                                        6,142          4,603          22,871         15,971
                                                                   -------        -------         -------        -------
                                                                    20,723         16,637          78,805         56,396

     General and administrative expenses                             1,282            990           4,811          3,466
     Depreciation and amortization                                     898            646           3,243          2,078
     Litigation compliance and asset impairment                        690              -             690              -
                                                                   -------        -------         -------        -------
Total costs and expenses                                            23,593         18,273          87,549         61,940
                                                                   -------        -------         -------        -------

Operating income                                                     1,614          1,807           7,940          6,646

Other income                                                           127            191             617            916
                                                                   -------        -------         -------        -------

Income before income taxes and cumulative
  effect of change in accounting principle                           1,741          1,998           8,557          7,562

Income tax expense                                                     591            659           2,909          2,495
                                                                   -------        -------         -------        -------

Income before cumulative effect of change in
  accounting principle                                               1,150          1,339           5,648          5,067

Cumulative effect of change in accounting
  principle, net of taxes                                                -              -            (181)             -
                                                                   -------        -------         -------        -------
Net income                                                         $ 1,150        $ 1,339         $ 5,467        $ 5,067
                                                                   =======        =======         =======        =======

Basic earnings per share:
     Net income before cumulative effect of
       change in accounting principle                              $  0.20        $  0.23         $  0.98        $  0.88

     Cummulative effect of accounting change,
       net of taxes                                                      -              -           (0.03)             -
                                                                   -------        -------         -------        -------
     Net income                                                    $  0.20        $  0.23         $  0.95        $  0.88
                                                                   =======        =======         =======        =======

Diluted earnings per share:
     Net income before cumulative effect of
       change in accounting principle                              $  0.20        $  0.23         $  0.95        $  0.86

     Cumulative effect of accounting change,
       net of taxes                                                      -              -           (0.03)             -
                                                                   -------        -------         -------        -------

     Net income per share - Diluted                                $  0.20        $  0.23         $  0.92        $  0.86
                                                                   =======        =======         =======        =======

Weighted average shares outstanding - Basic                          5,632          5,747           5,744          5,777
                                                                   =======        =======         =======        =======

Weighted average shares outstanding - Diluted                        5,765          5,910           5,942          5,919
                                                                   =======        =======         =======        =======

(1) Net income for the fourth quarter of 1999 and the year includes an asset impairment charge of $690 thousand pretax, which is equivalent to $455 thousand net of tax (8 cents per share).